DT INDUSTRIES, INC.
               SECOND AMENDMENT TO 1994 EMPLOYEE STOCK OPTION PLAN


        WHEREAS, DT Industries, Inc., a Delaware corporation (the "Company"), adopted the DT Industries, Inc. 1994 Employee Stock Option Plan (the "Plan"), dated March 15, 1994. Capitalized terms used herein and not otherwise defined have the meanings given such terms in the Plan; and

        WHEREAS, Article IV of the Plan provides that the Board may at any time amend or revise the terms of the Plan, subject to certain limitations described therein;

        WHEREAS, the Board has resolved to make certain amendments and revisions to the Plan.

        NOW, THEREFORE, the Plan is hereby amended, effective as of the earlier of November 1, 1996 or the date on which the Company's 1996 Long-Term Incentive Term Plan is adopted by the Company's stockholders, as follows:

        1. Section 2(a) of Article I thereof is hereby revised to read as follows:

                  a. The Plan shall be administered by a committee (the "Committee") as appointed from time to time by the Board of Directors (the "Board") of the Company (or any successor committee appointed by the Board). The Committee shall consist of two or more individuals who shall be members of the Board and each of whom shall be a "non-employee director" within the meaning of Rule 16b-3 promulgated under the Securities Exchange Act of 1934, as amended (the
            "Exchange Act"). Members of the Committee shall not be eligible to receive Options under the Plan while a member. Any member of the Committee may, however, exercise Options previously granted. A majority of the members of the Committee shall constitute a quorum. Any action of the Committee with respect to the administration of the Plan shall be taken by majority vote or written consent of a majority of its members. The Board of Directors, acting by resolution approved at a duly convened meeting of the full Board of Directors at which a quorum was present or by written consent of all of the members of the Board of Directors, may exercise any of the powers granted to the Committee under the Plan.

        2. No other provision of the Plan shall be altered, amended, revised or otherwise modified hereby.

        3. This Second Amendment to 1994 Employee Stock Option Plan shall become effective on the earlier of November 1, 1996 or the date on which the Company's 1996 Long-Term Incentive Plan is adopted by the Company's stockholders.

        IN WITNESS WHEREOF, this Second Amendment has been duly executed by order of the Board as of the 18th day of September, 1996.


                                      DT INDUSTRIES, INC.


                                      By: /s/ Bruce P. Erdel
                                          -------------------------------------
                                          Bruce P. Erdel
                                          Vice President--Finance and Secretary